SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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STINGER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	5099 (Primary Standard Industrial Classification Code Number)	88-0367706 (I.R.S. Employer Identification Number)

1901 Roxborough Road, Suite 118
Charlotte, North Carolina 28211
(866) 788-6746
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

___________________

Gary R. Henrie, Esq.
10616 Eagle Nest Street
Las Vegas, Nevada 89141
(702) 616-3093
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________

Copies of Communications to:

Gary R. Henrie, Esq.
10616 Eagle Nest Street
Las Vegas, Nevada 89141
Tel: (702) 616-3093 Fax: (435) 753-1775

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this registration statement.

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        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.   [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    [ ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common stock, par value $.001 per share	16,153,500 shares	$17.13	$276,628,687.50	$32,559.20

(1)
Number of shares to be registered includes shares of common stock underlying warrants. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sale prices of the registrant's common stock on the "pink sheets" on February 3, 2005.

(3)
Previously paid.

___________________

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

Subject to completion,
February 4, 2005

PROSPECTUS

16,153,500 Shares

STINGER SYSTEMS, INC.

Common Stock

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        We are registering 16,153,500 shares of common stock issued or issuable upon the exercise of the warrants of Stinger Systems, Inc., a Nevada corporation (“Stinger Systems”), held by the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares. We will pay all expenses incident to the registration of the shares under the Securities Act of 1933, as amended.

        Our common stock is currently trading in the "pink sheets" under the symbol "STIY.PK." On February 3, 2005, the last reported sale price of our common stock was $16.50 per share.

        Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page 7 of this prospectus.

___________________

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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The date of this prospectus is ____________________ , 2005.

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TABLE OF CONTENTS

        You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. The selling stockholders are not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

PROSPECTUS SUMMARY
SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA
RISK FACTORS
USE OF PROCEEDS

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

SELECTED FINANCIAL DATA

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS

MANAGEMENT

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

VOTING SECURITIES AND PRINCIPAL HOLDERS

SELLING STOCKHOLDERS

PLAN OF DISTRIBUTION

DESCRIPTION OF CAPITAL STOCK

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words "forecast," "estimate," "project," "intend," "expect," "should," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

·	Our ability to achieve our business strategy of producing and selling our products;

·	Our ability to attract, retain and motivate qualified employees and management;

·	The impact of federal, state or local government regulations;

·	Competition in the electronic defense technology industry;

·	Availability and cost of additional capital;

·	Litigation in connection with our business, including potential wrongful death claims;

·	Our ability to protect our trademarks, patents and other proprietary rights;

·	Other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission.

        This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty.

        Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

        The following summary highlights information contained elsewhere in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" and our consolidated financial statements and accompanying notes. Any references to "Stinger Systems" "we," "us" or "our" refer to Stinger Systems, Inc. and our subsidiary, Electronic Defense Technology, LLC, an Ohio limited liability company.

Our Business

        Stinger Systems is in the business of producing and marketing less-lethal electronic products to police, prison, professional security and military sectors. Stinger Systems’ products include the Ultron II® handheld contact stun gun, the ice-shield electronic immobilization riot shield, and the Bandit / R-E-A-C-T system, an electronic immobilizing restraint.  In 2004, Stinger Systems began the development of the Stinger projectile stun gun (the “Stinger Stun Gun”). Stinger’s success is based largely upon the success of the Stinger Stun Gun.

Our Offices

Stinger Systems, Inc. is a Nevada corporation organized on July 2, 1996. Our principal executive offices are located at 1901 Roxborough Road, Suite 118, Charlotte, North Carolina 28211. The telephone number of our principal executive offices is (866) 788-6746.

Our Website

Our Internet address is www.stingersystems.com. Information contained on our website is not part of this prospectus.

The Offering

Shares of common stock offered by us:

None.

Shares of common stock that may be sold by the selling stockholders:

16,153,500.

Use of proceeds:

We will not receive any proceeds from the resale of the shares offered hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors:

The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 7.

Pink Sheet Trading Symbol:

STIY.PK

        We will pay all expenses incident to the registration of the shares under the Securities Act.

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RISK FACTORS

        This offering involves a high degree of risk.  You should carefully consider the risks and uncertainties described below in addition to the other information contained in this prospectus before deciding whether to invest in shares of our common stock.  If any of the following risks actually occur, our business, financial condition or operating results could be harmed.  In that case, the trading price of our common stock could decline and you may lose part or all of your investment.  These risks and uncertainties described below are not the only ones facing the Company.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations and adversely affect the market price of our common stock.

 We have a history of operating losses and anticipate future operating losses until such time as we can generate additional sales.

Since beginning operations, we have sustained substantial operating losses. At the present time we do not generate sufficient revenues to pay our operating expenses. In addition, we expect to accelerate our losses in the near future as we increase our expenses by developing and rolling out our new products in order to generate additional sales.

 If we do not obtain additional funding as needed, we may be unable to fund our research and development activities and to adequately pursue our business plan.

In November and December, 2004, we closed on private placements of our common stock for net proceeds of $10,234,965. However, our business plan requires significant ongoing expenditures for product research and development and for the marketing of our products. It is possible that we will need additional outside funding sources in the future to continue the development and the promotion of our products. If we are not successful in obtaining additional funding for operations if and when needed, we may have to discontinue some or all of our business activities and our stockholders might lose all of their investment.

 Our failure to properly design the Stinger Stun Gun would have a material adverse effect on our operations.

Stinger Systems will be devoting its capital and research and development activities to the design, production and marketing of the Stinger Stun Gun. There is no assurance that the design will be successful or timely, or that if these products are designed successfully, they can be sold at competitive prices. The failure to effectively design and to market these products at competitive prices would have a material adverse effect on our potential profitability.

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 If we fail to convince the market place that we have superior products, we will not be commercially successful.

Even if we are successful in designing products superior to those of our competitors, it will be necessary for us to educate and convince the market place of that superiority. If we are unable to do so, we will not be able to achieve the market penetration necessary to become commercially successful and our investors may lose their investments.

 If third party manufacturers do not perform in a commercially reasonable manner, Stinger Systems may not be successful.

Stinger Systems engages the services of third parties to do much of its manufacturing. The ability of Stinger Systems to provide the market with quality products in the volume needed will depend upon whether these third party manufacturers can produce our technical products under quality control circumstances. In the event these third parties are not successful in meeting our production needs, it is not likely Stinger Systems will be successful and our investors could lose their investments.

 Our primary competitor, Taser International Inc., has an established name in the marketplace with both distributors and the end-users of stun products.

Taser International is the dominant player in our industry. Taser has been able to successfully launch its products, and penetrate the marketplace. While we are hopeful of designing a superior product to the products produced by Taser, there is no assurance that we will be able to do so or that we will be able to successfully market such products. While we believe we have competitive advantages over the Taser products, unless we are able to persuade gun companies and/or the distributors and end-users of such products of the advantages of our products, we will be unable to generate sufficient sales of our products to become viable. Taser already has contracts with a number of distributors and end-users, who may be unwilling or unable to distribute or purchase our products, respectively.

 Negative publicity about less-lethal stun weapons may negatively impact sales of our products.

There have been a number of negative articles about the use and abuse of less-lethal weapons by law enforcement and correctional officers. While we believe that the use of less-lethal weapons saves lives, there has been negative publicity associated with their use. There have been accusations that stun guns have caused the deaths of subjects who have been stunned while in custody or involved in possible criminal activity. The safety of such less-lethal weapons has been a matter of some controversy.

 The sale and use of our products may result in claims against us.

As noted above, the use of stun weapons has been associated with causing injuries, some serious and permanent, including death, to certain individuals. While we are attempting to design our products, the Stinger Stun Gun, to have an energy load which diminishes the risk of such injuries, there is no assurance that injuries will not be associated with and/or caused by their use resulting in claims against Stinger Systems. Although we intend to maintain liability insurance for our products, there can be no assurance that the coverage limits of our insurance policies will be adequate. Claims brought against us, whether fully covered by insurance or not, will likely have a material adverse effect upon us.

We have been sued by Taser International, Inc. which could result in a judgment against us that could negatively impact our operations.

Stinger Systems is a defendant in a lawsuit brought by Taser International pending in the United States District Court for the Western District of North Carolina. In the suit, Taser principally asserts a claim for false advertising and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorneys fees and destruction of certain advertising material. A judgment in the suit adverse to our interests could jeopardize our business operations.

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 Claims by others that our products infringed their patents or other intellectual property rights could adversely affect our financial condition.

Any claim of patent or other proprietary right infringement brought against us would be time consuming to defend and could likely result in costly litigation, divert the time and attention of our personnel and management and cause product development delays. Moreover, an adverse determination in a judicial or administrative proceeding could prevent us from developing manufacturing and/or selling some of our products, which could harm our business, financial condition and operating results.

 We may not be able to protect our patent rights, trademarks, and other proprietary rights.

We believe that our patent rights, trademarks, and other proprietary rights are important to our success and our competitive position. While we have patents and licenses with respect to certain of our products, there is no assurance that they are adequate to protect our proprietary rights. Accordingly, we plan to devote substantial resources to the establishment and maintenance of these rights. However, the actions taken by us may be inadequate to prevent others from infringing upon our rights which could compromise any competitive position we may develop in the marketplace.

 Police, prison and military operations are government agencies which are subject to budgetary constraints, which may inhibit sales.

Government agencies are generally subject to budgets which limit the amount of money that they can spend on weapons procurement. It may be that although a government agency is interested in acquiring our products, it will be unable to purchase our products because of budgetary constraints. Further, the lead time for an agency acquiring new weapons and receiving approval to acquire them may delay sales to such agencies. Any such delay will have an adverse effect upon our revenues.

There exist some state, local and international regulations and/or prohibitions on less-lethal weapon systems which will make it more difficult to market our products in those jurisdictions thereby limiting potential revenues.

Some states prohibit the sale of less-lethal weapon systems to law enforcement agencies. Additional negative publicity with respect to less-lethal weapon systems may cause other jurisdictions to ban or restrict the sale of our products. Internationally, there are some countries which restrict and/or prohibit the sale of less-lethal weapon systems. Further, the export of our less-lethal weapon systems is regulated. Export licenses must be obtained from the Department of Commerce for all shipments to foreign countries other than Canada. To the extent that states, local governments or other countries impose restrictions or prohibitions on the sale and use of our products or to the extent we are unable to obtain export licenses for the sales of our weapons to international customers, each of these could materially and adversely affect our results of operations and financial condition.

 If we cannot retain or hire qualified personnel, our programs could be delayed.

Our business is a technical and a highly specialized area of the firearm industry. We are dependent on the principal members of the management and technical staff. The loss of key employees could disrupt our research and development and product promotion activities. We believe that our future success will depend in large part upon our ability to attract and retain highly skilled scientific and managerial personnel. We face intense competition for these kinds of personnel from other companies and organizations. We might not be successful in hiring or retaining the personnel needed for success.

Because our common stock is quoted on the Pink Sheets, your ability to sell your shares in the secondary trading market may be limited

Our common stock currently is quoted on the over-the-counter market on the OTC Bulletin Board. Consequently, the liquidity of our common stock is impaired, not only in the number of shares that are bought and sold, but also through delays in the timing of transactions, and coverage by security analysts and the news media, if any, of our company. As a result, prices for shares of our common stock may be lower than might otherwise prevail if our common stock was quoted on the Nasdaq Stock Market or traded a national securities exchange, like the New York Stock Exchange or American Stock Exchange.

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Sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus and under other registration statements, could lower our stock price and impair our ability to raise funds in new stock offerings.

Future sales of a substantial number of shares of our common stock in the public market, including the shares offered under this prospectus and under other registration statements, or the perception that such sales could occur, could aversely affect the prevailing market price of our common stock and could make it more difficult for us to raise additional capital through the sale of equity securities.

Our stock price has been volatile and your investment in our common stock could suffer a decline in value.

Our common stock is quoted on the Pink Sheets. The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

·	progress of the Stinger Stun Gun;

·	announcements of technological innovations or new products by us or our competitors;

·	government regulatory action affecting our products or our competitors’ products;

·	developments or disputes concerning patent or proprietary rights;

·	actual or anticipated fluctuations in our operating results;

·	changes in our financial estimates by securities analysts;

·	broad market fluctuations; and

·	economic conditions in the United States.

From November 12, 2004 through February 3, 2005, the closing sales price of our stock has ranged from $1.25 to $48.55.

Purchasers in this offering will experience immediate and substantial dilution of their investment.

We expect that the offering price per share of the shares being sold by the Selling Stockholders will significantly exceed the net tangible book value per share of the outstanding common stock. Accordingly, purchasers of common stock in this offering would pay a price per share that substantially exceeds the value of our assets after subtracting our liabilities.

Exercise of outstanding options will dilute existing shareholders and could decrease the market price of our common stock.

As of December 31, 2004, we had issued and outstanding 15,003,500 shares of common stock and outstanding options and warrants of 2,170,000 for additional shares of common stock at an average exercise price of approximately $4.43 per share. To the extent these outstanding options are ultimately exercised, there will be further dilution to investors in this offering. The existence of the outstanding options may adversely affect the market price of our common stock and the terms under which we could obtain additional equity capital.

We likely will issue additional equity securities which will dilute your share ownership.

We likely will issue additional equity securities through the exercise of options that are outstanding or may be outstanding, and possibly to raise capital. These additional issuances will dilute your share ownership.

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We do not intend to pay any cash dividends on common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

We have never paid a cash dividend on our common stock. We do not intend to pay cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

USE OF PROCEEDS

        The shares offered by this prospectus are being offered solely for the account of the selling stockholders. We will not receive any proceeds from the sale of the shares by the selling stockholders. Some of the common shares registered hereby totaling 1,000,000 in the aggregate underlie certain warrants. We would receive up to $7.5 million upon payment of the exercise price of those warrants. The warrants allow for cashless exercise and we will not receive any proceeds from a warrant exercised under the cashless exercise provisions or from any warrants that are not exercised. However, a cashless exercise is available only if after one year from the date of issuance of the warrants there is no effective registration statement registering the resale of the warrant shares by the holder. We intend to use proceeds from the exercise of warrants, if any, for general working capital.

MARKET FOR OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

        On November 12, 2004, our stock began trading on the pink sheets. Our stock trades on the pink sheets under the symbol STIY.PK. Beginning on November 12, 2004, our stock has traded at between $1.25 and $48.55 per share. Over-the-Counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. On February 3, 2005, our stock closed at $16.50. You are advised to obtain current market quotations for our common stock. No assurance can be given as to the market prices of our common stock at any time after the date of this prospectus.

        As of February 3, 2005, there were approximately 435 holders of record of our common stock. This number does not include individual stockholders who own common stock registered in the name of a nominee under nominee security listings.

        We have not declared or paid any cash dividends on our common stock since our inception. We do not intend to pay any cash dividends in the foreseeable future, and we are precluded from paying cash dividends on our common stock under our financing agreements.

SELECTED FINANCIAL DATA

              The following table sets forth our selected historical financial and operating data for Stinger Systems Inc. formerly United Consulting Corporation.:

        Historical results are not indicative of the results to be expected in the future and results of interim periods are not necessarily indicative of results for the entire year. The data presented below should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of our operations should be read in conjunction with the financial statements and the notes to those statements included elsewhere in this offering circular. This discussion contains forward-looking statements that involve risks and uncertainties. Stinger Systems’ actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this offering circular.

Background

In September, 2004, agreements were reached between Stinger Systems, Inc. (formerly United Consulting Corporation) (the “Company”), Electronic Defense Technology, LLC (“EDT”), EDT Acquisition, LLC (“EDTA”), Mr. Richard Bass (owner of 100% of the member interest in EDT) (“Bass”), and Mr. Robert F. Gruder and T. Yates Exley (owners of 100% of the member interest in EDTA). These agreements enabled EDTA to acquire a 95% ownership interest in EDT in exchange for a combination of notes payable and cash of $450,000. Subsequent to this purchase the Company exchanged 9,750,000 shares of its $0.001 par value common stock for 100% of the ownership interest in EDT.

These transactions were entered into to allow the Company to acquire various licenses related to electronic stun devices. The Company negotiated agreements to purchase the patents applicable to these licenses in exchange for the issuance of 75,000 shares of the Company’s common stock. Also, the Company issued 25,000 shares of its common stock for the acquisition of miniature camera technology.

EDT had reported operating losses since inception (approximately $645,000 from January 1, 2001 to September, 2004), due to the small sales volume of its existing products. While the research and development had basically been completed on the handheld projectile stun gun prior to September 24, 2004, no stun guns had been sold. The new management of the Company has made the manufacture, distribution and sale of the handheld projectile stun gun its main sales objective. To that end, in December, 2004, the Company placed an order for the manufacture of 10,000 stun guns.

The Company after it’s acquisition of EDT required funds to support current operations and to provide future working capital. In September, 2004, the Company sold 1,122,000 shares of common stock for $400,000 to two individuals who were accredited investors, one of which is the father of T. Yates Exley, an executive officer of the Company.

Subsequent to September, 2004, the Company and its management initiated hiring of employees, rental of office and warehouse space and a sales program designed to generate interest in the handheld projectile stun gun. The result of operations for the period September 24, 2004 to December 31, 2004 is as follows:

Sales	$63,603
Cost of Product Sold	51,686

Gross Margin	11,620

Selling Expenses	45,348

General and Administrative Expenses
Employee Salaries and Benefits	78,829
Employee Acquisition Cost	7,520,000
Other	867,642
Interest Expense	10,268

Net Loss	(8,510,467)

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EDT has continued its limited sales of other stun technology devices. However, the management of the Company placed its major emphasis during this time period on the employment of qualified individuals to assume executive management and selling positions with the Company. In December, 2004, the Company entered into an employment agreement with Roy C. Cuny, former president and chief executive officer of Smith & Wesson Holding Corporation. The employment agreement included among other provisions, a stock option to purchase 500,000 shares of the Company’s common stock for $1.00. The fair value of the option shares was $7,520,000 and has been reflected as employee acquisition cost at December 31, 2004, since the options vested immediately.

The other general and administrative expenses primarily consist of consulting fees ($315,000), director fees ($93,000), legal fees ($160,000), research and development cost ($56,000) and a one time payment to Smith & Wesson Holding Corporation of ( $152,000) associated with the employment of Mr. C. Cuny. Approximately $419,000 of these costs and expenses represents non-cash charges due to the fact that the Company exchanged shares of its common stock for services rendered.

Liquidity and Capital Resources

At December 31, 2004, the financial statement of the Company reflected a cash balance of $9,093,634. These funds will be used to meet the Company’s liquidity needs in 2005.

Cash Flow Operating Activities

The Company reported a use of funds of $412,056 from operating activities at December 31, 2004. The operating loss of  $8,510,467 was offset by non cash charges of $7,938,700 which represented the value of stock issuances and stock options exchanged for services rendered. The Company paid deposits on certain inventory purchases ($139,190) and has unpaid commitments for inventory purchases of $1,497,140 at December 31, 2004.

Cash Flow for Investing Activities

The Company used $128,218 to purchase equipment, fixtures and patents. The Company has no outstanding commitments to purchase equipment, fixtures or patents.

Cash Flow From Financial Activities

The Company sold 3,222,000 shares of its common stock and netted $10,234,965. These funds were used to pay a $600,000 note that was assumed by the Company in September, 2004.

Off-Balance Sheet Arrangements and Commitments

The following table summarizes our contractual obligations at December 31, 2004:

Description	Amount

Office and Warehouse Rental	$24,700
Inventory Purchases	1,497,140
$1,521,840

All obligations are due and payable in 2005.

The Company has an employment agreement with Roy C. Cuny that is for a period of two years commencing on January 5, 2005, at the rate of $25,000 per month. On January 19, 2005, the Company entered into an employment agreement with Christopher Killoy at the rate of $14,600 per month.

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BUSINESS

History

Stinger Systems was organized under the laws of the State of Nevada under the name United Consulting Corporation on July 2, 1996. United  Consulting Corporation changed its name to Stinger Systems, Inc. on September 27, 2004. Stinger Systems has never been in bankruptcy, receivership or any similar proceeding.

Stinger Systems was formed for the purpose of providing consulting services to various industries as determined by Stinger Systems and pursuant to the expertise of consultants retained by Stinger Systems. On September 24, 2004, EDT Acquisition LLC, a Michigan limited liability company owned by Robert Gruder and T. Yates Exley, acquired a 95% interest in Electronic Defense Technologies, LLC, an Ohio limited liability company. The interest was acquired in exchange for $250,000 in cash and a $200,000 note payable on or before March 24, 2006 from EDT Acquisition, LLC. The 95% interest in Electronic Defense Technologies, LLC together with the remaining 5% interest in the same company was then transferred on the same day to Stinger Systems in exchange for the issuance by Stinger Systems of 9,750,000 shares of Stinger Systems’ common stock. In connection with the transaction, 10,000,000 shares of Stinger Systems that had been issued and outstanding previously was returned to Stinger Systems for cancellation. This transaction transferred control of Stinger Systems to Robert Gruder and T. Yates Exley. These two gentlemen are now executive officers and directors of Stinger Systems with Mr. Gruder also serving as the chairman of the board of directors. The ownership of EDT Acquisition, LLC has now been changed as reflected elsewhere in this registration statement. Mr. Gruder’s portion of the shares of Stinger Systems formerly held in EDT Acquisition, LLC have been paid out of the LLC and are held by him directly.

Our Business

Stinger Systems is engaged in the manufacture of electronic stun devices for the control of, and to provide temporary incapacitation of, potentially dangerous persons. Stinger Systems, through its wholly owned subsidiary Electronic Defense Technologies, LLC, produces a variety of control products including Ice Shield, an electrified riot shield, Bandit, a remote controlled or movement controlled electrified wrap used for controlling potentially dangerous detainees in public situations or during transport, and Ultron, a handheld contact stun gun used to temporarily incapacitate potentially dangerous individuals.  The products of Stinger Systems are classified under the SIC code 5099. Following is a list of entities that use to some extent one or more of Stinger Systems’ products:

·	U.S. Marshals nationwide;
·	INS;
·	various state department of corrections;
·	various county sheriffs’ departments;
·	New York City Department of Corrections at Rikers Island;
·	U.S. Federal Bureau of Prisons;
·	U.S. Border Patrol Academy.

Our Products

Handheld Projectile Stun Guns

The Stinger Stun Gun is an electro-stun device that utilizes self-contained primer charged cartridges to shoot darts at targets up to 31 feet away. Stinger Systems’ immediate business focus is on completing development of and marketing this product. The user loads one or two cartridges into the gun, aims the laser guide at the intended target and pulls the trigger. The primer charge propels darts connected to the gun by thin insulated wires and, upon contact, a pulsed electrical current is passed through the subject. The electrical charge temporarily impairs the subject’s ability to control muscles, dropping the subject to the ground and rendering him/her harmless to the user, surrounding people, and themselves. The Stinger Stun Gun offers the option of video and voice capture through Stinger Systems’ patent-pending TruVu camera that provides an impartial fact witness of the situation and manner in which a weapon has been used. Prototypes of the Stinger Stun Gun and TruVu camera have been built and tested and the final design and engineering of these products is underway.

In December of 2005, the Company began demonstrating the Stinger Projectile Stun Gun prototype.  The Company is encouraged by the response it has received to date from product demonstrations to various law enforcement departments, but because Stinger Systems relies completely on its manufacturers and suppliers to assemble and ship its products and because the Stinger Stun Gun is transitioning from a prototype to a finished deliverable product, the Company can not provide definitive assurances of when the Stinger Stun Gun will actually be commercially available.
Ultron II®, a Hand-held Contact Stun Gun

The ULTRON II® is a handheld contact stun gun. The unit operates on a lithium battery power source and has a patented disabler wrist strap that disables the device in the event that it is removed from the user.

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Ice-Shield Electronic Immobilization Riot Shield

The Ice Shield is an electrified riot shield designed to provide added protection for police and military personnel in hazardous crowd control situations. The shields are constructed of polycarbonate Lexan and feature spark display points on its exterior surface providing a visible deterrent. The shock shields may be used as traditional riot shields or activated to provide a less-lethal, immobilizing or repelling contact shock. Applications to date have centered on hazardous crowd control, civil disturbances, prison uprisings and forced prison cell entries.

Bandit / The R-E-A-C-T System, an Immobilizing Electronic Restraint

The Bandit / The Remote Electronically Activated Control Technology (REACT) addresses safety issues associated with the transportation of potentially violent prisoners and the handling of potentially dangerous defendants in courtroom situations. The product consists of a system of bands that are put on the subject. The bands deliver an incapacitating or disruptive electric shock if the subject attempts to flee or attack. The shock may be set to activate automatically on movement or may be delivered by an operator up to 150 feet away through a wireless remote.

Marketing and Competition

As mentioned previously, Stinger Systems markets its products primarily to the police, prison, professional security and military sectors. Orders are received from both end users and from authorized distributors. Stinger Systems’ marketing strategy is to engage the services of manufacturing representatives and distributors that specialize in Stinger Systems’ industry. Stinger Systems’ plan is to aggressively pursue the development of a network of such representatives and distributors throughout the United States and abroad as soon as we take the Stinger Stun Gun into the market.

Stinger System’s primary competitor is Taser International, Inc., a publicly held corporation that is substantially larger and has better access to capital. Taser is dominant within Stinger Systems’ industry. Nevertheless, Stinger Systems’ management feels its Stinger Stun Gun has certain advantages over Taser’s stun guns including range and cost. Accordingly, we believe we will be able to compete with Taser in the industry. Stinger Systems also expects to compete with Law Enforcement Associates which has announced its plans to introduce its own projectile stun gun.

The primary raw materials in the company’s products are electrical components and various plastic resins. There are multiple suppliers of such materials and management believes that it could readily replace all current vendors if necessary. Current vendors include Hitachi, Samsung, Texas Instruments, General Electric and DuPont.

Stinger Systems has filed patent applications surrounding the use of its four dart stun gun system. These patents are pending and there can be no certainty that they will be approved and if approved up-held on challenge. Stinger Systems also holds the exclusive license for the use of a four dart projectile system in a handheld stun gun under patent number 6,575,073 dated 5/12/2000.

Government Regulation

The Stinger Stun Gun uses primer charges to propel the dart wire system to the target. The use of primer as a propellant classifies the Stinger Stun Gun as a hand gun and as such the manufacture, distribution and sale of the gun is regulated by the Bureau of Alcohol Tobacco and Firearms. Some states, cities, and municipalities have outlawed the use of stun guns either entirely or in part. It is not clear which regulations will have any affect on the Stinger System’s products as they will be treated as hand guns. Since the Stinger Stun Gun is considered a hand gun by the ATF, it must be manufactured in a secure environment at an ATF approved site, serial numbered and documented appropriately and shipped in accordance with all applicable regulations.

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Management believes that due to the nature of the Company’s product offering and the outsourcing of a majority of its manufacturing, there is minimal cost to complying with current environmental laws.

Research and Development

Stinger Systems, Inc., both directly and through its wholly owned subsidiary Electronic Defense Technologies, LLC, has spent approximately $55,935 in research and development since September 24, 2004. We intend to substantially increase spending in this area.

Properties

Stinger Systems’ corporate offices located at 1901 Roxborough Rd., Suite 118, Charlotte NC 28211 include 1,100 sq ft. It pays $1,000 per month for this space on a lease running through July of 2005. These facilities are adequate for the scope of Stinger Systems’ current operations. It should be noted that Stinger Systems is currently making arrangements to move its corporate offices to Springfield, Massachusetts by February, 15, 2005. Stinger Systems has offices and a manufacturing site at 23050 Miles Rd, Bedford Heights OH 44128 which is approximately 3,000 sq. ft. The current lease rate for this space is $1,820 per month and is on a lease that runs to October of 2005. Additional space is readily available in both the North Carolina and Ohio locations should it ever be necessary.

Legal Proceedings

Stinger Systems is a party in Case Number 3:04CV620K styled Taser International, Inc. v. Stinger Systems, Inc. and Robert F. Gruder, pending in the United States District Court for the Western District of North Carolina. In the suit, Taser asserts a claim for false advertising under 15 U.S.C. Section 1125(a) and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorneys fees and destruction of certain advertising material. Based upon a review of the pleading, it is Stinger Systems’ counsel’s opinion that Taser’s claims center around the allegation that the Stinger Stun Gun does not exist and therefore Stinger System’s statements about its existence and capabilities are false and misleading. Inasmuch as Stinger Systems has demonstrated its Stinger Stun Gun on several occasions, most recently in a news story on a local North Carolina television station, it is Stinger System’s counsel’s opinion that Stinger System will prevail in the lawsuit. Stinger Systems has moved to dismiss Taser’s claims, responded to the allegations and countersued Taser for defamation. It is seeking monetary damages, punitive damages and attorney fees.

MANAGEMENT

Executive Officers and Directors

        Set forth below is certain information with respect to our executive officers and directors:

Name	Age	Position
Robert F. Gruder	45	CEO and Chairman
Roy Cuny	51	President
T. Yates Exley	44	Secretary, CFO and Director
Chris Killoy	46	Vice President of Marketing and Sales
Denise Medved	44	Director
Michael Racaniello	52	Director
Andrew P. Helene	44	Director

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Robert F. Gruder - Chairman and CEO of Stinger Systems, Inc. Mr. Gruder is co-founder of Stinger Systems, Inc. Prior to founding Stinger Systems, Mr. Gruder was a independent investor since September, 2002, managing his personal portfolio. For the three years prior thereto, he was Chairman and Chief Executive Officer of Information Architects Corporation a public company traded on NADASQ. Mr. Gruder has over 15 years of experience in the technology industry. Mr. Gruder holds no outside board affiliations.

Roy C. Cuny - President of Stinger Systems, Inc. Prior to joining Stinger Systems, Mr. Cuny was the President and Chief Executive Officer of Smith & Wesson Holding Corporation, the largest manufacturer of handguns in the United States and the largest U.S. exporter of handguns. Mr. Cuny served in these capacities from December 2003 to November 2004. From December 2002 until November 2004, Mr. Cuny also served as the President and Chief Executive Officer of Smith & Wesson Holding Corporation's wholly owned subsidiary, Smith & Wesson Corp. and was its Vice President of Operations when he joined in October 2002. Mr. Cuny was President from April 2001 to July 2002 and Chief Operating Officer from April 2000 to July 2002 of Peerless Manufacturing Co., an equipment manufacturer based in Dallas, Texas. Mr. Cuny held various responsibilities; including Vice President with Foster Wheeler Corporation, a construction and engineering company, during the 20-year period ended April 2000. Mr. Cuny graduated from Rutgers University with two degrees, one in Mechanical Engineering and one in Business Administration.

T. Yates Exley - Secretary, Chief Financial Officer and Director of Stinger Systems, Inc. Mr. Exley is co-founder of Stinger Systems, Inc. Before Stinger Systems, Mr. Exley worked as an independent financial consultant for the prior two years. Before that, he worked for Wachovia Securities for three years. Mr. Exley obtained a Masters in Business Administration from the Wharton School of Business at the University of Pennsylvania. He has over 15 years of experience in investment and commercial banking. Mr. Exley holds no outside board affiliations.

Chris Killoy - Vice President of Marketing and Sales of Stinger Systems, Inc. Mr. Killoy’s most recent position was as Vice President of Sales and Marketing for Sturm, Ruger and Co., Inc., the nations largest firearms manufacturer. Before joining Sturm, Ruger and Co., Inc., Mr. Killoy was Vice President of Sales and Marketing for Smith & Wesson Corp. (2001 - 2003) Prior to that, he worked for Smith & Wesson in various capacities, including as its Vice President of Consumer Products (1999 - 2001), Vice President of Domestic Sales (1997 - 1999), Director of Commercial Sales (1996 - 1997), and Director of Marketing and Product Management (1989 - 1995). Previously, he was employed with GE Aerospace in their Tactical Systems Department and Ordnance Systems Division as a Program Engineer (1986 - 1988) and as a Deputy Program Manager (1988 - 1989). Mr. Killoy graduated with a Bachelor of Science degree from the United States Military Academy at West Point in 1981. From 1981 to 1986 he served in the U.S. Army as an Armor officer on active duty. He retired as a Major from the U.S. Army Reserve with over twenty years combined active and reserve service, including Armor and Infantry assignments.

Denise Medved is a member of our board of directors. She is General Manager of National Trade Productions, Inc. Ms. Medved has worked in various capacities for National Trade Productions, Inc. for the past three years where she started the firms focus on the security and law enforcement sector. She is a recognized authority on marketing to the law enforcement and security organization. For the two years prior to National Trade Productions, Inc. Ms. Medved worked for CMGI a venture capital firm. She serves on the board of the Congressional Youth Leadership Counsel in Washington, DC.

Michael Racaniello is a member of our board of directors. He is a self employed CPA - Tax Consultant. Mr. Racaniello has been in private practice focusing primarily on tax accounting for the past five years. Prior to that Mr. Racaniello served as Corporate Controller for Information Architects Corporation based in Charlotte, North Carolina. Mr. Racaniello has no other outside board affiliations.

Andrew P. Helene is a member of our board of directors. He is currently Vice President, Banknorth, N.A. Mr. Helene has over 15 years experience in commercial and investment banking. Mr. Helene graduated from Williams College and holds a Masters degree in Business Administration from Columbia University and a Masters degree in International Studies from Johns Hopkins University. Mr. Helene has no outside board affiliations.

Director Compensation

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 There have been no arrangements established at the present time for directors to be compensated for their service on the board of directors. Denise Medved, Michael Racaniello and Andrew P. Helene were each given 10,000 shares of common stock for joining the board of directors.

Executive Compensation

No executive officer of Stinger System or its predecessors has received any compensation during the past three fiscal years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 24, 2004, EDT Acquisition LLC, a Michigan limited liability company owned by Robert Gruder and T. Yates Exley, acquired a 95% interest in Electronic Defense Technologies, LLC, an Ohio limited liability company. The interest was acquired in exchange for $250,000 in cash and a $200,000 note payable on or before March 24, 2006 from EDT Acquisition, LLC. The 95% interest in Electronic Defense Technologies, LLC together with the remaining 5% interest in the same company was then transferred on the same day to Stinger Systems in exchange for the issuance by Stinger Systems of 9,750,000 shares of Stinger Systems’ common stock. This transaction transferred control of Stinger Systems to Robert Gruder and T. Yates Exley by virtue of their ownership of EDT Acquisition LLC which now holds 9,250,000 common shares of Stinger Systems. These two gentlemen are now officers and directors of Stinger Systems.

VOTING SECURITIES AND PRINCIPAL HOLDERS

 As of December 31, 2004, we had 15,003,500 shares of common stock outstanding (excluding certain options and warrants), which are our only outstanding voting securities. The following table sets forth information regarding the beneficial ownership of our common stock as of February 3, 2005, by:

each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock;

each of our executive officers;

each of our current directors; and

all directors and executive officers as a group.

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Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage
EDT Acquisition, L.L.C. c/o Bodman LLP Attn: David P. Larsen 100 Renaissance Center, 34th Floor Detroit, MI 48243	4,625,000	(1)	30.8%
Bonanza Master Fund Ltd. 300 Crescent Court, Suite 1740 Dallas, TX 75201	900,000	(2)	6.0%
Tonga Partners, L.P. c/o Goldman Sachs & Company Attn: Jeff Brill 555 California Street, 44th Floor San Francisco, CA 94104	877,562	(3)	5.9%
Robert F. Gruder 1901 Roxborough Road, Suite 118 Charlotte, NC 28211	4,625,000		30.8%
T. Yates Exley 1901 Roxborough Road, Suite 118 Charlotte, NC 28211	4,625,000	(4)	30.8%
Roy C. Cuny 1901 Roxborough Road, Suite 118 Charlotte, NC 28211	500,000	(5)	3.3%
Chris Killoy 1901 Roxborough Road, Suite 118 Charlotte, NC 28211	0		0%
Andrew Helene 4849 Connecticut Ave NW # 624 Washington DC 20008	10,000		* %
Denise Medved 5115 Ravensworth Road Ananndale, VA 22003	10,000		* %
Michael Racaniello 1101 Tyvola Road Charlotte, NC 28217	10,000		* %
All directors and executive officers as a group (7 persons)	9,780,000	(6)	65.2%

*     Less than one percent (1%).

(1)	The beneficial owner of EDT Acquisition, LLC is T. Yates Exley who is an executive officer and director of Stinger Systems.

(2)            Includes 300,000 shares of common stock that may be purchased upon the exercise of warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(3)            Includes 292,521 shares of common stock that may be purchased upon the exercise of warrants.  Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(4)	Represents a beneficial interest in 4,625,000 common shares held by EDT Acquisitions, LLC. Mr. Exley also has a potential minority beneficial interest in 561,000 shares held by Exley Management Services LLC, a company principally owned and controlled by his father. Because Mr. T. Yates Exley cannot control the disposition or the voting of the shares held in this company, they have not been allocated to him as part of his beneficial holdings.

(5)	The 500,000 shares of common stock represented are shares that may be obtained upon the exercise of options that are presently exercisable.

(6)	Includes 500,000 shares of common stock that may be obtained upon the exercise of options.

SELLING STOCKHOLDERS

        This prospectus relates to the offer and sale from time to time by the selling stockholders of 16,153,500 shares of common stock that have been issued or will be issued upon the exercise of certain warrants. There can be no assurance that the selling stockholders will sell any or all of their common stock offered by this prospectus. We do not know if, when, or in what amounts the selling stockholders may offer the common stock for sale.

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Selling Stockholders

        The following table sets forth:

·	the names of the selling stockholders;

·	the number of shares of common stock owned by each of the selling stockholders;

·	the percentage of the class of common stock owned by each of the selling stockholders; and

·	the number of shares of common stock being offered by the selling stockholders in this prospectus.

        This table is based on information furnished to us by or on behalf of the selling stockholders.

        As of December 31, 2004, there were 15,003,500 shares of common stock outstanding.

				Shares Beneficially Owned After the Offering
	Shares Beneficially Owned Before the Offering
Selling Stockholder			Shares Being Registered
				Number	Percentage
BONANZA MASTER FUND LTD.	900,000	(1)	900,000	0	0
TONGA PARTNERS, L.P.	877,562	(2)	877,562	0	0
THE CUTTYHUNK FUND LIMITED	620,275	(3)	620,275	0	0
ANEGADA MASTER FUND, LTD.	602,163	(4)	602,163	0	0
ROBERT F. GRUDER	4,625,000	(5)	4,625,000	0	0
OLIVIA K. GRUDER	42,500	(6)	42,500	0	0
MAXIMILAN M. GRUDER	42,500	(6)	42,500	0	0
EDT ACQUISITION LLC	4,625,000	(7)	4,625,000	0	0
EXLEY GRANDCHILDREN'S TRUST UAD 12/20/96	85,000	(8)	85,000	0	0
RICHARD BASS	200,000		200,000	0	0
RICHARD M. BASS, TRUSTEE FBO IRREVOCABLE TRUST AGREEMENT FOR STEPHANIE BASS	50,000		50,000	0	0
RICHARD M. BASS FAMILY LLC	248,000		248,000	0	0
ENID S. GURNEY	2,000		2,000	0	0
3831 LLC	250,000	(9)	250,000	0	0
ROY CUNY	500,000	(10)	500,000	0	0
CHRIS KILLOY	50,000	(11)	50,000	0	0
EXLEY MANAGEMENT SERVICES LLC	561,000	(12)	561,000	0	0
SCOTT D GOODSPEED	10,000		10,000	0	0
E GARY HANCE	5,000		5,000	0	0
ANDREW HELENE	10,000	(13)	10,000	0	0
TOM DUDCHIK	400,000		400,000	0	0
OZZIE D HOLSHOUSER JR	5,000		5,000	0	0
CYNTHIA W JONES	5,000		5,000	0	0
CARLETON KRUSHINSKI	5,000		5,000	0	0
JAMES MCNULTY	75,000		75,000	0	0
DENISE MEDVED	10,000	(14)	10,000	0	0
GLEN M MOWREY	5,000		5,000	0	0
DOUG MURRELL	220,000		220,000	0	0
MICHAEL RACANIELLO	10,000	(15)	10,000	0	0
RODNEY R SCHOEMANN	561,000		561,000	0	0
DENISE SHAFFER	5,000		5,000	0	0
JAMES A THIBEAULT	5,000		5,000	0	0
WAYNE THOMAS	100,000		100,000	0	0
J WAYNE THOMAS	50,000		50,000	0	0
ALGERD M ULINSKAS	5,000		5,000	0	0
JOE VALENCIC	55,000		55,000	0	0
YUNG U. RYU	100,000		100,000	0	0
JESSE SHELMIRE	100,000	(16)	100,000	0	0
SCOTT GRIFFITH	100,000	(17)	100,000	0	0
CM PARTNERS	10,000		10,000	0	0
SCHOX PLC	20,000		20,000	0	0
TRIMECH	500		500	0	0
JEANETTE OUSLEY	1,000		1,000	0	0

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(1) Includes 300,000 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(2) Includes 292,519 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(3) Includes 206,758 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(4) Includes 200,721 shares of common stock that may be purchased upon exercise of presently exercisable warrants. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.

(5) Includes 85,000 shares of common stock that may be obtained upon conversion of a promissory note. Mr. Gruder is the CEO and the chairman of the board of directors of Stinger Systems.

(6) Includes 42,500 shares of common stock that may be obtained upon conversion of a promissory note.

(7) T. Yates Exley is the owner of EDT ACQUISITION LLC. Mr. Exley is an executive officer and a director of Stinger Systems.

(8) The 85,000 shares of common stock listed are shares that may be obtained upon conversion of a promissory note.

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(9) The 250,000 shares of common stock listed are shares that may be purchased upon the exercise of warrants. Fifty percent of the warrants are presently exercisable and 50% become exercisable in November, 2005.

(10) The 500,000 shares of common stock listed are shares that may be purchased upon exercise of options. Mr. Cuny is the president of Stinger Systems.

(11) The 50,000 shares of common stock listed are shares that may be purchased upon exercise of options. Mr. Killoy is an executive officer of Stinger Systems.

(12) Exley Management Services LLC is principally owned and controlled by the father of T. Yates Exley, an officer and a director of Stinger Systems. Even though T. Yates Exley is potentially a beneficiary of the assets of this LLC, at the present time he cannot control the voting of or the disposition of the shares of Stinger Systems held by this LLC and accordingly is not considered the beneficial owner of such shares.

(13) Andrew Helene is a director of Stinger Systems.

(14) Denise Medved is a director of Stinger Systems.

(15) Michael Racaniello is a director of Stinger Systems.

(16) The 100,000 shares of common stock listed are shares that may be purchased upon exercise of presently exercisable warrants.

(17) The 100,000 shares of common stock listed are shares that may be purchased upon exercise of presently exercisable warrants.

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the common stock (“Common Stock”) of the Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	settlement of short sales entered into after the date of this prospectus;

·	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

·	a combination of any such methods of sale;

·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

·	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value. As of February 3, 2005, 15,003,500 shares of common stock were issued and outstanding. The outstanding shares of common stock have been duly authorized and are fully paid and non-assessable.

Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefor, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Warrants

        As of February 3, 2005, Singer has warrants and derivative securities issued and outstanding as follows:

·	3831 LLC, an entity owned by Richard Bass, has an option to purchase 250,000 shares of common stock at the exercise price of $0.001 per share. Fifty percent of those options may be exercised at the present time and the remaining fifty percent may be exercised after November 24, 2005.
·	Olivia K. Gruder and Maximilan M. Gruder each own a note payable by Stinger Systems for $15,625. Each $15,625 note carries the right to be converted to common stock at the rate of $.40 per share.
·	Bonanza Master Fund Ltd. holds warrants, presently exercisable, for the purchase of 300,000 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.
·	The Exley Grandchildren’s Trust UAD 12/20/96 owns a note payable by Stinger Systems for $31,250. The note carries the right to be converted to common stock at the rate of $.40 per share
·	Tonga Partners, L.P. holds warrants, presently exercisable, for the purchase of 292,521 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.
·	The Cuttyhunk Fund Limited holds warrants, presently exercisable, for the purchase of 206,758 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.
·	Anegada Master Fund, Ltd. holds warrants, presently exercisable, for the purchase of 200,721 shares at the exercise price of $7.50 per share. Such warrants are not exercisable to the extent that their exercise would cause the holder to be the beneficial owner of more than 4.99% of the Company’s common stock.
·	Roy Cuny holds options for the purchase of 500,000 shares of common stock.
·	Chris Killoy holds options for the purchase of 50,000 shares of common stock.

24

·	Jesse Shelmire holds options for the purchase of 100,000 shares of common stock.
·	Scott Griffith holds options for the purchase of 100,000 shares of common stock.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, Las Vegas, Nevada.

EXPERTS

        Our consolidated financial statements as of December 31, 2004, included in this prospectus have been audited by Killman, Murrell & Company, P.C., independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The audited  financial statements of our subsidiary Electronc Defense Technology, LLC as of December 31, 2003 and December 31, 2002 included in this prospectus have been audited by Jaspers & Hall, P.C., independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 to register the shares offered by the selling stockholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

25

STINGER SYSTEMS, INC
FORMERLY UNITED CONSULTING CORPORATION)

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm
Killman, Murrell & Co., P.C.	F-2

Financial Statements

Consolidated Balance Sheet as of December 31, 2004	F-3

Consolidated Statement of Operations for the Period September 24, 2004 to December 31, 2004	F-5

Consolidated Statement of Stockholders' Equity for the Period September 24, 2004 to December 31, 2004	F-6

Consolidated Statement of Cash Flows for the Period September 24, 2004 to December 31, 2004	F-7

Notes to Consolidated Financial Statements	F-9

F-1

Killman, Murrell & Company P.C.
Certified Public Accountants
3300 N. A Street, Bldg. 4, Suite 200	1931 E. 37th Street, Suite 7	3051 West Commerce	2626 Royal Circle
Midland, Texas 79705	Odessa, Texas 79762	Dallas, Texas 75212	Kingwood, Texas 77339
(432) 686-9381	(432) 363-0067	(972) 238-7776	(281) 359-7224
Fax (432) 684-6722	Fax (432) 363-0376	Fax (972) 889-0109	Fax (281) 359-7112

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Stinger Systems, Inc. (Formerly United Consulting Corporation)

We have audited the accompanying consolidated balance sheet of Stinger Systems, Inc. as of December 31, 2004 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period September 24, 2004 to December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Stinger Systems, Inc. as of December 31, 2004 and the consolidated results of their operations and their cash flows for the period September 24, 2004 to December 31, 2004 in conformity with United States generally accepted accounting principles.

/s/ Killman, Murrell & Company, P.C.
KILLMAN, MURRELL & COMPANY, P.C.
Dallas, Texas
January 29, 2005

F-2

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED BALANCE SHEET

DECEMBER 31, 2004

ASSETS

CURRENT ASSETS

Cash	$9,093,634

Accounts Receivable, net of $1,800 allowance for
uncollectible accounts	20,773

Inventories	78,162

Inventory Purchase Deposits	139,190

Prepaid Expenses and Other Current Assets	322,474

TOTAL CURRENT ASSETS	9,654,233

EQUIPMENT AND FURNITURE, net of accumulated
depreciation of $404	105,764

OTHER ASSETS
Intangible Assets	3,102,620

Other	1,294

TOTAL ASSETS	$12,863,911

The accompanying notes are an
integral part of these consolidated financial statements.
(Continued)

F-3

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED BALANCE SHEET
(Continued)

DECEMBER 31, 2004

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes Payable to Related Parties	$62,500

Accounts Payable	2,552

Accrued Liabilities	491,918

TOTAL CURRENT LIABILITIES	556,970

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ EQUITY
Common Stock, $0.001 Par Value; 50,000,000 Shares

Authorized, 15,003,500 Shares Issued and Outstanding	15,004

Additional Paid-In-Capital	20,802,404

Accumulated Deficit	(8,510,467)

TOTAL STOCKHOLDERS’ EQUITY	12,306,941

$12,863,911

The accompanying notes are an
integral part of these consolidated financial statements.

F-4

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD SEPTEMBER 24, 2004 TO DECEMBER 31, 2004

SALES	$63,306

COST OF PRODUCT SOLD	51,686

GROSS MARGIN	11,620

SELLING EXPENSES	45,348

GENERAL AND ADMINISTRATIVE EXPENSES
Employee Salaries and Benefits	78,829
Employee Acquisition Cost	7,520,000
Other	811,303
Depreciation	404
Research and Development Costs	55,935

LOSS FROM OPERATIONS	(8,500,199)

INTEREST EXPENSE	(10,268)

LOSS BEFORE INCOME TAXES	(8,510,467)

PROVISIONS FOR INCOME TAXES	-

NET LOSS	$(8,510,467)

NET LOSS PER SHARE
Basic	$(0.67)
Diluted	$(0.67)

WEIGHTED AVERAGE NUMBER OF COMMON AND
COMMON EQUIVALENT SHARES OUTSTANDING
Basic	12,640,900
Diluted	12,640,900

The accompanying notes are an
integral part of these consolidated financial statements.

F-5

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD SEPTEMBER 24, 2004 TO DECEMBER 31, 2004

	Common Stock			Deficit Accumulated
	Number of		Additional Paid-In	During Developmental	Retained
	Shares	Par Value	Capital	Stage	(Deficit)	Total
Balance, September 24, 2004	11,000,000	$11,000	$1,960	$(12,960)	$-	$-
Acquisition of Subsidiary
Cancellation of Common Shares	(10,000,000)	(10,000)	10,000	-	-	-
Reclassification of Accumulated Deficit	-	-	(12,960)	12,960	-	-
Acquisition Shares Issued	9,750,000	9,750	464,550	-	-	474,300

Balance, September 24, 2004	10,750,000	10,750	463,550	-	-	474,300
Sale of Common Stock, Net of $665,035 of Offering Costs	3,222,000	3,222	10,231,743	-	-	10,234,965
Common Stock Issued for Patents	100,000	100	1,742,400	-	-	1,742,500
Common stock Issued For Services	921,500	922	725,278	-	-	726,200
Common Stock Issued in payment of Debt and Interest	10,000	10	106,933	-	-	106,943
Stock Option Issued to Executive Officer	-	-	7,520,000	-	-	7,520,000
Stock Option Issued for Services	-	-	12,500	-	-	12,500
Net Loss, December 31, 2004	-	-	-	-	(8,510,467)	(8,510,467)

Balance, December 31, 2004	15,003,500	$15,004	$20,802,404	$-	$(8,510,467)	$12,306,941

The accompanying notes are an
integral part of these consolidated financial statements.
(Continued)

F-6

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED STATEMENT OF CASH FLOWS

FROM SEPTEMBER 24, 2004 TO DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(8,510,467)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Employee Acquisition Cost	7,520,000
Common Stock Issued for Services	418,700
Depreciation	404
Bad Debt Expense	1,800
Changes in Operating Assets and Liabilities
Accounts Receivable	(11,313)
Inventories	16,617
Inventory Deposits	(139,190)
Prepaid Expenses	1,946
Other Assets	1,756
Accounts Payable	(24,335)
Accrued Liabilities	312,026

NET CASH USED BY OPERATING ACTIVITIES	(412,056)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Equipment and Furniture	(28,218)
Purchase of Patent	(100,000)

NET CASH USED BY INVESTING ACTIVITIES	(128,218)

CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Common Stock Sales	10,234,965
Payment of Note Payable	(601,057)

NET CASH PROVIDED BY FINANCING ACTIVITIES	9,633,908

CASH BALANCE, DECEMBER 31, 2004	$9 ,093,634

The accompanying notes are an
integral part of these consolidated financial statements.
(Continued)

F-7

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

CONSOLIDATED STATEMENT OF CASH FLOWS
(Continued)

FROM SEPTEMBER 24, 2004 TO DECEMBER 31, 2004

NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of Subsidiary
Assets Acquired	$(1,376,579)
Liabilities Assumed	902,279
Par Value of Stock Issued	9,750
Additional Paid-In Capital	464,550
Prepaid Legal Expense	(320,000)
Common Stock Issued for Prepaid Legal Expense	20
Additional Paid-In Capital for Prepaid Legal Expenses	319,980
Investment in Intangible Patents	(1,817,500)
Common Stock Issued for Intangible Patents	100
Additional Paid-In Capital for Intangible Patents	1,742,400
Accrued Liabilities Assumed for Intangible Patents	75,000
Note Payable Canceled for Stock	(106,943)
Common Stock Issued in Satisfaction of Debt	10
Additional Paid-In Capital Issued in Satisfaction of Debt	106,933
Common Stock Canceled on September 24, 2004	(10,000)
Additional Paid-In Capital from Stock Cancellation	10,000
Retained Deficit Eliminated Against Paid-In Capital
on September 24, 2003	12,960
Reduction in Paid-In Capital From Elimination of Retained Deficit	(12,960)

$-

The accompanying notes are an
integral part of these consolidated financial statements.

F-8

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 1: GENERAL

Nature of Business

Stinger Systems, Inc. (the "Company") was incorporated on July 2, 1996, under the laws of the State of Nevada as United Consulting Corporation. The Company changed its name to Stinger Systems, Inc, on September 24, 2004, in connection with the following transactions. On September 24, 2004 EDT Acquisition LLC owned by two individuals acquired a 95% interest in Electronic Defense Technologies, LLC ("EDT"). This 95% interest in EDT together with the remaining 5% interest in EDT was then transferred on the same day to the Company in exchange for the issuance by the Company of 9,750,000 shares of the Company's common stock. In connection with the transaction 10,000,000 shares of the Company's issued and outstanding common stock was returned to the Company for cancellation. Prior to September 24, 2004 the Company had no operations. The above transaction has been accounted for as an acquisition by the Company on September 24, 2004 and as such the operations of EDT subsequent to September 24, 2004 are included in the accompanying financial statements.

The Company is engaged in the manufacture of electronic stun devices for the control of, and to provide temporary incapacitation of, potentially dangerous persons.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary EDT and have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated in consolidation.

Management of the Company has determined that the Company's operations are comprised of one reportable segment as that term is defined by SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information." Therefore, no separate segment disclosures have been included in the accompanying notes to the financial statements.

Estimates

The preparation of financial statements in conformity with accounting principles accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

(Continued)

F-9

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are stated at the lower of average cost or market. Inventories consisted of the following at December 31, 2004:

Raw Materials and Work-in Progress	$41,300
Ammunition	18,968
Finished Goods	17,894
$78,162

Furniture and Equipment

Furniture and equipment are stated at cost net of accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight line method over the estimated useful lives of the assets ranging from two and one half to five years. Items acquired in connection with the acquisition of EDT were recorded at estimated fair values. At December 31, 2004, furniture and equipment consisted of the following:

	Useful Life	Amount
Furniture	5 Years	$5,813
Computers	3 Years	4,774
		10,587
Accumulated Depreciation		(404)
Mold For Stun Gun (Not Yet Being Used)	2.5 Years	95,581
		$105,764

Long-Lived Assets

The Company routinely evaluates the carrying value of its long-lived assets. The Company would record an impairment loss when events or circumstances indicate that a long lived asset's carrying value may not be recovered. The Company has not recognized any impairment charges.

Revenue Recognition

The Company recognizes revenue when delivery of the product has occurred or services have been rendered, title has been transferred, the price is fixed and collectability is reasonably assured. Sales of goods are final with no right of return.

Cost of Goods Sold

Costs of goods sold include manufacturing costs, including materials, labor and identifiable overhead related to finished goods and components.

Advertising

Advertising and marketing costs are expensed as incurred. During the period from September 24, 2004 to December 31, 2004, advertising costs were $36,543.

(Continued)

F-10

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

The Company expenses research and development costs as incurred. During the period from September 24, 2004 to December 31, 2004, research and development costs were $55,935.

Concentrations of Credit Risk and Fair Value of Financial Instruments

The Company has financial instruments that are exposed to concentrations of credit risk and consist of cash. The Company routinely maintains cash at certain financial institutions in amounts substantially in excess of FDIC insurance limits; however, management believes that these financial institutions are of high quality and the risk of loss is minimal. At December 31, 2004, the Company had cash balances in excess of the FDIC limit of $10,017,663.

Net (Loss) Per Share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive. The weighted average diluted shares would have been 13,089,031 at December 31, 2004 had they not been anti dilutive.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Warranty Costs

The Company warrants its products against manufacturing defects for a period of one year. The Company assumed warranty coverage for products sold by EDT from September 24, 2003 thru September 24, 2004. For the period September 24, 2004 through December 31, 2004, the Company has had no warranty claims. The Company has no history of material warranty claim expenses and has not provided a liability for future warranty expense as of December 31, 2004, as it is management’s opinion that such liability is immaterial as of December 31, 2004. Once sales of the new stun guns commence, the Company expects to make an accrual for warranty claims based on sales.

(Continued)

F-11

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

(Continued)

F-12

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

NOTE 3: INTANGIBLE ASSETS

Intangible assets consists of the following at December 31, 2004:

License and Patent for Stun Gun	$2,672,620
Patent for Camera	430,000

$3,102,620

The intangibles will be amortized over the estimated life of seven years, beginning the first quarter of 2005. No amortization has been recorded as of December 31, 2004 because no products for which these licenses and patents pertain had been produced for sale as of December 31, 2004.

Estimated amortization for intangible assets is as follows:

2005	$369,360
2006	443,231
2007	443,231
2008	443,231
2009	443,231
Thereafter	978,336

$3,102,620

NOTE 4: OPERATING LEASES

The Company has entered into operating leases for office and warehouse space, which runs through October of 2005. Rent expense under the terms of the lease was $8,460 during the period September 24, 2004 to December 31, 2004.

Future minimum lease payments under operating leases as of December 31, 2004 are $24,700 in 2005.

NOTE 5: COMMITMENTS

The Company has committed to purchase 10,000 stun guns for a total of $1,265,700, of which, $100,000 was paid in December of 2004, leaving a remaining commitment of $1,165,700 as of December 31, 2004.

The Company also has commitments to purchase manufacturing supplies in the amount of $331,440 as of December 31, 2004. These commitments are expected to be paid in the first quarter of 2005.

(Continued)

F-13

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 5: COMMITMENTS (CONTINUED)

On December 30, 2004, the Company entered into a two year employment agreement (“Agreement”) with Roy C. Cuny to become president of the Company, effective January 5, 2005. The agreement calls for guaranteed payments to Mr. Cuny of $300,000 per year and is automatically extended for one year unless terminated by either party at least sixty (60) days prior to the expiration date. As a sign on bonus, Mr. Cuny received an option which immediately vested on December 30, 2004, to acquire 500,000 shares of common stock of the Company valued at $7,520,000 which was charged to operations as of December 30, 2004 as employee acquisition expense.

NOTE 6: CAPITAL STOCK TRANSACTIONS

The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value of which 11,000,000 shares of stock had been issued from the period July 2, 1996 until December 31, 2003 for various services rendered and stock sales.

On September 24, 2004, the Company issued 9,750,000 shares of the Company’s common stock for 100% of Electronic Defense Technologies (“EDT”). In connection with the acquisition, the Company received 10,000,000 of its previously issued and outstanding shares for cancellation. The 9,750,000 shares were valued at $474,300, consisting of the cash and note payable to the former owners of EDT for the initial purchase of 95% of EDT in the amount of $450,000 plus the value of 500,000 shares of common stock issued for the remaining 5% of EDT valued at $24,300.

Between September 24, 2004 and December 31, 2004, the Company sold 3,222,000 shares of common stock for $10,900,000, less expense of $665,035.

During November and December of 2004, the Company issued a total of 100,000 shares of common stock for patents pertaining to the stun guns and a camera. These shares were recorded at the market value quoted in the pink sheets as of the date of issuance ($1,741,500).

Between September 24, 2004 and December 31, 2004, the Company issued 921,500 shares of common stock for various services received by the Company. These shares were valued at the market value quoted in the pink sheets as of the date of issuance ($726,200).

The Company issued 10,000 shares of its common stock as settlement of a note payable plus accrued interest in the amount of $106,942. This stock was valued at the balance of the note plus accrued interest.

On December 30, 2004, the Company granted the prospective chief executive officer of the company an option to acquire 500,000 shares of the Company's common stock at $1.00 per share. The option vested immediately and is exercisable at any time before December 30, 2007. Since the individual was not an employee at the time of grant the fair value of such stock option, $7,520,000, (calculated using the Black Scholes model) has been charged to expense with a corresponding credit to additional paid-in-capital. The following assumptions were used in the Black Scholes model: Estimated fair value $15.04, expected life 1 year; Risk free interest rate 4.5%, expected volatility 95% and 0% dividend yield.

(Continued)

F-14

STINGER SYSTEMS, INC.

(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 6: CAPITAL STOCK TRANSACTIONS (CONTINUED)

On September 24, 2004, the Company granted a stock option to an individual to acquire 250,000 shares of the Company's common stock at par value ($0.001). The option vested immediately and is exercisable at any time before September 23, 2007. The fair value of such stock options $12,500, (calculated using the Black Scholes model) has been credited to additional paid-in-capital with a corresponding change to operations. The following assumptions were used in the Black Scholes model: Estimated fair value $0.0486, expected life 2 years; Risk free interest rate 4.5%, expected volatility 95% and 0% dividend yield.

In connection with the sale of 2,000,000 shares of the Company’s common stock, the Company issued to the investors, warrants to purchase 1,000,000 shares of the Company’s common stock at $7.50 per share. The warrants are exercisable through September 24, 2009. The number of warrants are subject to adjustment upon certain events, including stock splits, stock dividends or subsequent equity sales. The holder of the warrants shall not have the right to exercise any portion of the warrant to the extent that after giving effort to such issuance after exercise, the holder would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such issuance.

In connection with the capital raised in December of 2004, the Company issued the underwriters warrants, exercisable within five years, to acquire 200,000 shares of the Company’s common stock at $7.50 per share.

NOTE 7: INCOME TAXES

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions. The Company has not recorded an income tax benefit for the losses incurred because it is not more likely than not that any deferred tax asset is realizable. A reconciliation of the provisions (benefit) for income taxes which amounts are determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

Period From
September 24, 2004 to
December 31, 2004
Benefit for Income Taxes Computed Using the
Statutory Rate of 34%	$(2,893,559)
Difference Between Book Expense and Tax Expense
Of Charges for Stock Issued for Services	813,145
Other	261
Change in Valuation Allowance	2,080,153

Income Tax Benefit	$-

(Continued)

F-15

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 7: INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

Deferred Tax Assets:
Net Operating Loss Carryforward	$2,080,153
Valuation Allowance	(2,080,153)

Net Deferred Tax Asset	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2004, the Company had net operating loss carryforwards of approximately $ 6,100,000 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2019. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

NOTE 8: NOTES PAYABLE TO RELATED PARTIES

Notes payable at December 31, 2004 consisted of two notes of $ 31, 250 each to the two major shareholders. The notes bear interest at 4% per annum and are due on demand. The two shareholders have the right to receive payment of the note and accrued interest in common stock of the Company at a conversion rate of $0.40 per share. As of December 31, 2004, if the shareholders demand payment in stock, the Company would be obligated to issue 157,852 shares of common stock to the two major shareholders.

NOTE 9: ACCRUED LIABILITIES

Accrued liabilities at December 31, 2004 are as follows:

Accrued Legal Fees	$138,158
Accrued Payroll Liabilities	172,793
Accrued Invoices	75,326
Accrued Liabilities for Camera Patent	75,000
Accrued Financing Fees	30,000
Accrued Interest	641
$491,918

F-16

STINGER SYSTEMS, INC.
(FORMERLY UNITED CONSULTING CORPORATION)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

NOTE 10: LITIGATION

Stinger is a party in Case Number 3:04CV620K styled Taser International, Inc. v. Stinger Systems, Inc. and Robert F. Gruder, pending in the United States District Court for the Western District of North Carolina. In the suit, Taser asserts a claim for false advertising under 15 U.S.C. Section 1125(a) and seeks injunctive relief, monetary damages in an unspecified amount, trebling of damages, attorneys fees and destruction of certain advertising material. Based upon a review of the pleading, it is Stinger’s counsel’s opinion that Taser’s claims center around the allegation that the Stinger stun gun does not exist and therefore Stinger’s statements about its existence and capabilities are false and misleading. Inasmuch as Stinger has demonstrated its Stinger stun gun on several occasions, most recently in a news story on a local North Carolina television station, it is Stinger’s counsel’s opinion that Stinger will prevail in the lawsuit. Stinger has moved to dismiss Taser’s claims, responded to the allegations and counter sued Taser for defamation. It is seeking monetary damages, punitive damages and attorney fees.

NOTE 11: SUBSEQUENT EVENT

On January 19, 2005, the Company entered into an employment agreement with Christopher Killoy to become the vice president of sales and marketing. The agreement provides for a salary of $175,000 per year. The Company also granted Mr. Killoy an option to purchase 50,000 shares of the Company’s common stock at $1.00 which options vest 25,000 shares on July 19, 2006 and 25,000 shares on July 19, 2007. The Company will take a non-cash charge to operations with a corresponding credit to additional paid-in capital of approximately $1,200,000 and $323,000 for the years ending December 31, 2005 and 2006, respectively.

F-17

STINGER SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 24, 2004

(UNAUDITED)

On September 24, 2004, agreements were reached between Stinger Systems, Inc. (formerly United Consulting Corporation ) ("Stinger"), Electronic Defense Technology, LLC ("EDT"), EDT Acquisition, LLC ("EDTA"), Mr. Richard Bass (owner of 100% of the member interest in EDT) ("Bass"), and Mr. Robert F. Gruder and Mr. T. Yates Exley (owners of 100% of the member interest in EDTA). The agreements enabled EDTA to acquire a 95% ownership interest in EDT in exchange for a combination of notes payable and cash of $450,000. Subsequent to the purchase by EDTA, EDTA and Bass exchanged their 100% ownership interest in EDT for 9,750,000 shares of Stinger's $0.001 par value common stock.

The acquisition of EDT by EDTA was accounted for under the purchase method of accounting. Under this method the assets acquired and the liabilities assumed were recorded at their fair values as of September 24, 2004. The acquisition cost exceeded the values assigned to assets and liabilities acquired by $1,160,820. This amount was recorded as an intangible asset. Management has determined that the intangible asset value is related soley to the handheld projectile stun gun.

The acquisition of EDT by Stinger was accounted for as a reverse merger whereby the subsidiary was actually the acquiror; therefore, the carrying value of assets and liabilities of EDT remained unchanged after the reverse merger. The 5% ownership interest in EDT not owned by EDTA was assigned a value of $24,300 and, this value is included in the cost of the intangible asset.

The accompanying pro forma condensed consolidated balance sheet reflects the two transactions effecting EDT on September 24, 2004. The following describes each column of the pro forma balance sheet:

Column	Description

(1)	EDT's balance sheet at September 24, 2004, prior to any equity transactions.

(2)	Amounts reflect adjustments to assets acquired and liabilities assumed to properly state the fair values of each and to record the $450,000 purchase price.

(3)	Amounts reflect fair values of assets and liabilities acquired and intangible cost associated with the handheld projectile stun gun.

(4)	Stinger was an inactive pink sheet listed public company that had no operating activity since the year 2000. The amounts reflect the historical financial statement balances.

(5)	The column reflects the following adjustments:

	>	Retirement of 10,000,000 shares of common stock held by former controlling shareholders.

	>	Issuance of 9,250,000 shares of common stock to EDTA in exchange for its 95% ownership interest in EDT, valued at $450,000.

	>	Issuance of 500,000 shares of common stock to Bass for his 5% ownership interest in EDT valued to $24,300. The value was determined as follows:

		EDTA Purchase Price	$ 450,000
		Number of Shares Issued	9,250,000
		Average Price	$ 0.0486
		Number Shares Issued to Bass	X500,000
$ 24,300

	>	Reclassification of the September 24, 2004 accumulated deficit ($12,960) to additional paid-in-capital.

(6)	Opening balance sheet of Stinger Systems, Inc. as of September 24, 2004.

F-18

STINGER SYSTEMS, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 24, 2004

(UNAUDITED)

ASSETS

COLUMN	(1)	(2)	(3)	(4)	(5)	(6)
		Purchase			Reverse
		Transaction	Revalued		Merger
	EDT	Adjustments	EDT	Stinger	Adjustments	Total
CURRENT ASSETS
Cash	$-	$-	$-	$-	$-	$-
Accounts Receivable	10,562	698	11,260	-	-	11,260
Inventories	103,211	(8,431)	94,780	-	-	94,780
Prepaid Expenses and Other
Current Assets	16,612	(12,192)	4,420	-	-	4,420

Total Current Assets	130,385	(19,925)	110,460	-	-	110,460

EQUIPMENT AND FURNITURE	211,393	(133,443)	77,950	-	-	77,950
Less: Accumulated Depreciation	(133,183)	133,183	-	-	-	-

	78,210	(260)	77,950	-	-	77,950
OTHER ASSETS
Intangible Assets	-	1,160,820	1,160,820	-	24,300	1,185,120
Other	3,500	(450)	3,050	-	-	3,050

Total Assets	$212,095	$1,140,185	$1,352,280	$-	$24,300	$1,376,580

LIABILITIES AND STOCKHOLDERS'/MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Notes Payable	$-	$62,500	$62,500	$-	$-	$62,500
Accounts Payable	26,944	(57)	26,887	-	-	26,887
Accrued Liabilities	16,041	88,852	104,893	-	-	104,893

Total Current Liabilities	42,985	151,295	194,280	-	-	194,280

LONG TERM DEBT	794,874	(86,874)	708,000	-	-	708,000

STOCKHOLDERS'/MEMBERS' EQUITY(DEFICIT)
Members' Capital	20,001	429,999	450,000	-	(450,000)	-
Common Stock	-	-	-	11,000	(250)	10,750
Additional Paid-In Capital	-	-	-	1,960	461,590	463,550
Retained Deficit	(645,765)	645,765	-	(12,960)	12,960	-

Total Equity (Deficit)	(625,764)	1,075,764	450,000	-	24,300	474,300

Total Liabilities and
Equity (Deficit)	$212,095	$1,140,185	$1,352,280	$-	$24,300	$1,376,580

F-19

UNITED CONSULTING CORPORATION

BALANCE SHEETS

SEPTEMBER 23, 2004 AND DECEMBER 31, 2003

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
United Consulting Corporation

We have audited the accompanying balance sheets of United Consulting Corporation (A Development Stage Company) as of September 23, 2004 and December 31, 2003. These balance sheets are the responsibility of the Company’s management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of United Consulting Corporation as of September 23, 2004 and December 31, 2003 in conformity with accounting principles generally accepted in the United States.

/s/ Killman, Murrell & Company, P.C.
Killman, Murrell & Company, P.C.
Dallas, Texas
January 29, 2005

F-21

UNITED CONSULTING CORPORATION
(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEETS

	September 23,	December 30,
	2004	2003

ASSETS	$-	$-

LIABILITIES	$-	$-

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $0.001,
Authorized 20,000,000 Shares,
Issued and Outstanding 11,000,000	11,000	11,000

Additional Paid-In Capital	1,960	1,960

Deficit Accumulated During Developmental Stage	(12,960)	(12,960)
	-	-
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$-	$-

The accompanying notes are an
integral part of these balance sheets.

F-22

UNITED CONSULTING CORPORATION
(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO BALANCE SHEETS

SEPTEMBER 23, 2004 AND DECEMBER 31, 2003

NOTE 1: GENERAL

Nature of Business

UNITED CONSULTING CORPORATION (the "Company") was incorporated on July 2, 1996 under the laws of the State of Nevada. The Company's primary business operations are to develop and engage in internet related businesses. The Company is searching for a viable entity upon which to merge and/or acquire. The Company intends on going public in order to raise the funds required in order to fulfill its business objectives.

The Company's fiscal year end is December 31.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of financial statements in conformity with accounting principles Accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

F-23

UNITED CONSULTING CORPORATION
(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO BALANCE SHEETS

SEPTEMBER 23, 2004 AND DECEMBER 31, 2003

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Segment Information

The Company operates primarily in a single operating segment.

NOTE 3: STOCKHOLDER’S EQUITY

The following summarizes the historical issuances of common stock:

	Payment	Number of
Date	Description	Shares	Amount

July 2, 1996	Services	960,000	$960
July 9, 1997	Cash	40,000	2,000
March 14, 2000	Cash	10,000,000	10,000
		11,000,000	$12,960

The Company reported the following losses by year:

Year	Loss
1996	$960
1997	2,000
2000	10,000
Deficit Accumulated During
Developmental Stage	$12,960

F-24

UNITED CONSULTING CORPORATION
(A DEVELOPMENTAL STAGE COMPANY)

NOTES TO BALANCE SHEETS

SEPTEMBER 23, 2004 AND DECEMBER 31, 2003

NOTE 4: INCOME TAXES

There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

Deferred tax assets
Net operating loss carryforwards	$4,406
Valuation allowance for deferred tax assets	(4,406)

Net deferred tax assets	$-

Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2003, the Company had net operating loss carryforwards of approximately $ 12,960 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

F-25

ELECTRONIC DEFENSE TECHNOLOGY, LLC

FINANCIAL STATEMENTS

SEPTEMBER 24, 2004 AND SEPTEMBER 30, 2003

(UNAUDITED)

F-26

ELECTRONIC DEFENSE TECHNOLOGY, LLC

BALANCE SHEETS

SEPTEMBER 24, 2004 AND SEPTEMBER 30, 2003

(UNAUDITED)

ASSETS
	2004	2003
CURRENT ASSETS
Cash	$-	$15,094
Accounts Receivable	10,562	29,464
Inventories	103,211	68,247
Prepaid Expenses and Other Current Assets	16,612	28,243

TOTAL CURRENT ASSETS	130,385	141,048

EQUIPMENT AND FURNITURE	211,393	197,901
Less Accumulated Depreciation	(133,183)	(91,161)

TOTAL EQUIPMENT AND FURNITURE	78,210	106,740

OTHER ASSETS	3,500	-

TOTAL ASSETS	$212,095	$247,788

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Current Portion, Long Term Debt	$-	$6,115
Accounts Payable and Accrued Liabilities	42,985	72,987

TOTAL CURRENT LIABILITIES	42,985	79,102

LONG TERM DEBT, NET OF CURRENT PORTION	794,874	537,885

MEMBERS’ DEFICIT	(625,764)	(369,199)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$212,095	$247,788

F-27

ELECTRONIC DEFENSE TECHNOLOGY, LLC

STATEMENTS OF OPERATIONS AND MEMBERS’ DEFICIT

(UNAUDITED)

	January 1, 2004 to	Nine Months Ended
	September 24, 2004	September 30, 2003

SALES	$198,981	$189,256

COST OF PRODUCT SOLD	90,856	98,969

GROSS MARGIN	108,125	90,287

GENERAL AND ADMINISTRATIVE EXPENSES
Employee Salaries and Benefits	62,428	63,109
Other	166,160	139,170
Depreciation	20,520	25,928
Research and Development Costs	4,660	4,113
	253,768	232,320

LOSS FROM OPERATIONS	(145,643)	(142,033)

INTEREST EXPENSE	32,194	26,610

NET LOSS	(177,837)	(168,643)

MEMBERS’ DEFICIT, DECEMBER 31, 2003
AND 2002, RESPECTIVELY	(447,927)	(200,556)

MEMBERS’ DEFICIT, SEPTEMBER 24, 2004
AND SEPTEMBER 30, 2003, RESPECTIVELY	$(625,764)	$(369,199)

F-28

ELECTRONIC DEFENSE TECHNOLOGY, LLC

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	January 1, 2004 to	Nine Months Ended
	September 24, 2004	September 30, 2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(177,837)	$(168,643)
Adjustments to Reconcile Net Loss to
Net Cash Used by Operating Activities:
Depreciation	20,520	25,928
Changes in Operating Assets and Liabilities
Accounts Receivable	15,167	11,621
Inventories	(32,231)	(23,818)
Prepaid Expenses and Other Current Assets	12,378	(1,647)
Accounts Payable and Accrued Liabilities	(48,341)	18,102
Other Assets	(3,500)	-

NET CASH USED BY OPERATING ACTIVITIES	(213,844)	(138,457)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of Equipment and Furniture	(5,006)	(14,214)

NET CASH USED BY INVESTING ACTIVITIES	(5,006)	(14,214)

CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Long Term Debt Borrowing	203,874	170,450

NET CASH PROVIDED BY
FINANCING ACTIVITIES	203,874	170,450

CHANGE IN CASH BALANCE	(14,976)	17,779

CASH BALANCE AT BEGINNING OF PERIOD	14,976	(2,685)

CASH BALANCE AT END OF PERIOD	$-	$15,094

F-29

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS

9175 E. Kenyon Avenue, Suite 100
Denver, CO 80237
303-796-0099

INDEPENDENT AUDITORS’ REPORT

To the Members of
Electronic Defense Technology, LLC

We have audited the accompanying statements of assets, liabilities, and member’s equity of Electronic Defense Technology, LLC as of December 31, 2003 and 2002, and the related statements of revenue, expenses, and member’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Organization’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

Except as explained in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the taking of the physical inventories as of December 31, 2003 or 2002 (stated at $70,980 for 2003 and $44,429 for 2002), since those dates were prior to the time we were initially engaged as auditors for Electronic Defense Technologies, LLC. Due to the nature of Electronic Defense Technologies, LLC records, we were unable to satisfy ourselves as to the inventory quantities by means of other auditing procedures.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Electronic Defense Technology, LLC, and the results of operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a high member’s equity deficit that raises substantial doubt about the entity’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Jaspers + Hall, PC
Denver, Colorado
December 8, 2004

F-30

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF ASSETS, LIABILITIES, AND MEMBER'S EQUITY
AS OF DECEMBER 31,

	2003	2002

ASSETS

CURRENT
Cash	$14,976	$-
Accounts receivable	25,729	41,084
Inventory	70,980	44,429
Prepaid expenses and deposits	28,990	26,596

Total Current Assets	140,675	112,109

FIXED - AT COST
Powertron molds	183,000	160,000
Machinery and equipment	20,000	20,000
Computer equipment	3,387	3,687

	206,387	183,687
Less: Accumulated depreciation	(112,663)	(65,233)

Net Fixed Assets	93,724	118,454

TOTAL ASSETS	$234,399	$230,563

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)

CURRENT LIABILITIES
Bank overdraft	$-	$2,685
Accounts payable	91,326	65,434
Current portion - long term debt	6,115	-

Total Current Liabilities	97,441	68,119

LONG-TERM
Loan payable	128,000	128,000
Loan payable - member	463,000	235,000

	591,000	363,000
Less: Current portion	(6,115)	-

Total Long-Term Debt	584,885	363,000

Total Liabilities	682,326	431,119

MEMBER'S EQUITY (DEFICIT)	(447,927)	(200,556)

TOTAL LIABILITIES AND MEMBER'S EQUITY	$234,399	$230,563

F-31

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF REVENUE, EXPENSES, AND MEMBER'S EQUITY
FOR THE YEAR ENDED DECEMBER 31,

	2003	2002

SALES	$264,471	$361,913

COST OF SALES	(129,273)	(168,386)

GROSS PROFIT	135,198	193,527

OPERATING EXPENSES
Demonstration costs	2,100	1,723
Depreciation	47,430	56,817
General and administrative	85,350	87,174
Professional fees	31,172	51,130
Research and development	4,563	4,070
Salaries and benefits	87,022	87,841
Trade show costs	31,541	19,726
Training costs	25,125	33,678
Travel and promotion	31,707	15,198

Total Operating Expenses	346,010	357,357

OPERATING LOSS	(210,812)	(163,830)

Interest and finance costs	36,559	11,013

NET LOSS	$(247,371)	$(174,843)

MEMBER'S EQUITY (DEFICIT) - BEGINNING OF YEAR	(200,556)	(25,713)

CONTRIBUTIONS	-	-

MEMBER'S EQUITY (DEFICIT) - END OF YEAR	(447,927)	(200,556)

F-32

ELECTRONIC DEFENSE TECHNOLOGY, LLC
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31,
	2003	2002
Cash Flow From Operating Activities
Net loss for the year	$(247,371)	$(174,843)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	47,430	56,817
Changes in assets and liabilities
(Increase) decrease in accounts receivable	15,355	(18,386)
(Increase) decrease in inventory	(26,551)	6,499
(Increase) in prepaid expenses	(2,394)	(26,596)
Increase(decrease) in accounts payable	25,892	17,224

Cash Used In Operating Activities	(187,639)	(139,285)

Cash Flow From Financing Activities
Loan payable - purchase of molds	-	128,000
Advances by member - interest bearing	228,000	170,000

Cash Provided by Financing Activities	228,000	298,000

Cash Flow From Investing Activities
Purchase of fixed assets - Net	(22,700)	(163,687)

Cash Used In Investing Activities	(22,700)	(163,687)

Increase (Decrease) In Cash	17,661	(4,972)

Cash and Cash Equivalents - Beginning of Period	(2,685)	2,287

Cash and Cash Equivalents - End of Period	$14,976	$(2,685)

Supplementary Information
Interest paid	$32,753	$7,774
Taxes paid	$-	$-

F-33

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2003 and 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Electronic Defense Technology, LLC. (“EDT”) was formed as a limited liability company under the laws of State of Ohio on January 20th 2000. The Company supplies products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

Going Concern

The Company’s financial statements for the years ended December 31, 2003 and 2002 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities in the normal course of business. The Company has sustained losses in 2003 of $247,371 and $174,843 in 2002. There is some doubt that the Company can continue as a going concern without additional funding. These financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of Estimates

The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America. This preparation requires management to include amounts based on management's prudent judgments and estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates. Significant estimates made for the years ended December 31, 2003 and 2002 include the valuation of property and equipment.

Cash and Cash Equivalents

Cash and equivalents include cash on hand and highly liquid debt instruments purchased with a maturity of three months or less.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the non-discounted future cash flows of the enterprise are less than their carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

F-34

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(continued)

Inventory

Inventory is stated at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis.

Property and Equipment

Property and equipment are stated at cost. Depreciation has been calculated using the double declining balance method used for tax purposes over the estimated lives of the assets as follows:

    Powertron molds                     7 years
                    Machinery and equipment     7 years
Computer equipment              5 years

Income Taxes

The Company being a limited liability corporation pays no income taxes as any income or losses are attributed to the members of the LLC.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company's short-term financial instruments, including accounts receivable, inventory, prepaid expenses, accounts payable, and accrued expenses approximate fair value due to the relatively short period to maturity for these instruments.

Other Comprehensive Income

The Company has no material components of other income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Segment Information

The Company operates primarily in a single operating segment, supplying products to law enforcement agencies for the purpose of protection from and apprehension of criminals, for crowd control, and other related activities involving these agencies.

F-35

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      (continued)

Recent Accounting Pronouncements

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"). SFAS 148 provides alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. SFAS 148's amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002.

In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficial of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.

On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.

On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.

F-36

 ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
      (continued)

The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.

NOTE 2 - LOAN PAYABLE

The loan payable to James McNulty of $128,000 for the purchase of the Powertron molds bears interest at the rate of 4.5 percent per annum and is repayable in monthly payments of $979 including both principal and interest over 15 years commencing January 2004. This loan is secured by a general security agreement.

Annual principal payments over the next five years are as follows:

2004	$6,115
2005	6,396
2006	6,690
2007	6,998
2008	7,319
Thereafter	94,482

NOTE 3- LOAN PAYABLE - MEMBER

Advances by a member are unsecured, due on demand and bear simple interest at 8% per annum.

NOTE 4 - OFFICE SPACE LEASE

The Company has leased its office and assembly space from an unrelated party under the terms of a lease which requires monthly payments of $1,700 for the period from October 1, 1998 through October 31, 2005. Future minimum payments under the lease are; 2004 - $20,400, 2005 - $17,000.

F-37

ELECTRONIC DEFENSE TECHNOLOGY, LLC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2003 AND 2002

NOTE 5 - SUBSEQUENT EVENT

In September 2004, the membership interests in the Company were sold and the Company was ultimately reorganized as a wholly owned subsidiary of Stinger Systems, Inc. As part of the reorganization, approximately $400,000 in equity was paid into EDT. The financial statements do not include any adjustments for these events.

F-38

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee.	$32,559.20
Printing fees and expenses	500.00
Legal and blue sky fees and expenses	15,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	5,000.00

Total	$63,059.20

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

        During the three years preceding the filing of this registration statement, Registrant has not sold securities without registration under the Securities Act of 1933, except as described below.

        Securities issued in each of such transaction were offered and sold in reliance upon the exemption from registration under Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. The recipients of the securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and restrictive legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about Registrant or had access, through relationships with Registrant, to information about Registrant.

On or about September 24, 2004, the Company issued 220,000 shares of common stock of the Company to Doug Murrell in exchange for consulting services. The shares were issued in an isolated transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) as set forth above.

On or about September 24, 2004, the Company issued 9,750,000 shares of common stock of the Company in exchange for 100% of the membership interests of Electronic Defense Technologies, LLC, an Ohio limited liability company. Of the shares issued, 9,250,000 were issued to EDT Acquisition LLC, a Michigan limited liability company, and 500,000 were issued to Mr. Richard Bass. The shares were issued in an isolated transaction exempt from the registration requirements of Section 5 of the Act as set forth above.

1	1

On or about October 1, 2004, the Company issued 1,122,000 shares of common stock of the Company in exchange for cash payment to the Company of $400,000.00. Of the shares issued, 561,000 were issued to Mr. Rodney Schoemann and 561,000 were issued to Exley Management Services LLC. The shares were issued in an isolated transaction exempt from the registration requirements of Section 5 of the Act as set forth above.

On November 18, 2004, the Company issued 100,000 shares of common stock of the Company in exchange for cash payment to the Company of $500,000.00. The shares were issued to Mr. Yung U. Ryu. The shares were issued in an isolated transaction exempt from the registration requirements of Section 5 of the Act as set forth above.

On or about December 28, 2004, the Company issued 2,000,000 shares of common stock and warrants for the purchase of 1,000,000 shares of common stock in exchange for cash payment to the Company of $10,000,000.00. Of the shares and warrants issued, 600,000 shares and 300,000 warrants were issued to Bonanza Master Fund Ltd., 585,041 shares and 292,620 warrants were issued to Tonga Partners, L.P., 413,517 shares and 206,758 warrants were issued to The Cuttyhunk Fund Limited, and 401,442 shares and 200,721 warrants were issued to Anegada Master Fund, Ltd. The transaction was exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) of the Act and Rule 506 promulgated thereunder. The warrants are exercisable for five years at the exercise price of $7.50 per share.

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)
Exhibits

        The following exhibits are filed with this registration statement:

Exhibit No.	Description
3.1	Articles of incorporation
3.2	Amendment to Articles of Incorporation
3.3	By-laws
4.1	Specimen Common Stock Certificate of Registrant
5.1	Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered
10.1	Form of Securities Purchase Agreement used in December 2004, 506 offering
10.2	Form of warrant used in December 2004, 506 offering
10.3	Form of Registration Rights Agreement used in December 2004, 506 offering
21.1	List of Subsidiaries
23.1	Consent of Jaspers & Hall, P.C.
23.2	Consent of Killman PC
23.3	Consent of Gary R. Henrie (included in Exhibit 5.1)
24.1	Powers of attorney (included in signature page)

(b)
Financial Statement Schedules

        See the Index to Consolidated Financial Statements included on page F-1 for a list of the financial statements included in this prospectus.

2	2

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on February 3, 2005.

STINGER SYSTEMS, INC.

By:	Robert F. Gruder Chief Executive Officer (Principal Executive Officer)

       POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Robert F. Gruder his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all (1) amendments (including post-effective amendments) and additions to this Registration Statement and (2) Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the offering contemplated pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Robert R. Gruder Robert R. Gruder	Chief Executive Officer and Director (Principal Executive Officer)	2-3-2005
/s/T. Yates Exley T. Yates Exley	Chief Financial Officer Director (Principal Financial and Accounting Officer)	2-3-2005
/s/Denise Medved Denise Medved	Director	2-3-2005
/s/Michael Racaniello Michael Racaniello	Director	2-3-2005
/s/Andrew P. Helene Andrew P. Helene	Director	2-3-2005
	Director	2-3-2005

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